Exhibit 99.1

            J & J Snack Foods Acquires California Based Pretzel Firm

     PENNSAUKEN, N.J.--(BUSINESS WIRE)--March 18, 2005--J & J Snack Foods Corp. (NASDAQ:JJSF) announced today that it has acquired Snackworks LLC, d/b/a Bavarian Brothers, a manufacturer of soft pretzels headquartered in Rancho Cucamonga, California. Snackworks operates production facilities in California and Chambersburg, Pennsylvania and markets its products under the brand names SERIOUSLY TWISTED!, BAVARIAN BROTHERS and CINNAPRETZEL.
     Snackworks sells throughout the Continental United States primarily to mass merchandisers and theatres. Annual sales are approximately $11 million. Terms of the sale were not disclosed.
     Gerald B. Shreiber, President and CEO of J & J Snack Foods, commented, "This acquisition is consistent with our strategy to grow our niche product line offerings and provide our customer base with unique products and value."
     J & J Snack Foods Corp.'s principal products include SUPERPRETZEL, PRETZEL FILLERS and other soft pretzels, ICEE and ARCTIC BLAST frozen beverages, LUIGI'S, MAMA TISH'S, SHAPE UPS, MINUTE MAID(1) and BARQ'S(2) and CHILL frozen juice bars and ices, TIO PEPE'S churros, THE FUNNEL CAKE FACTORY funnel cakes, and MRS. GOODCOOKIE, CAMDEN CREEK, COUNTRY HOME and READI-BAKE cookies. J & J has manufacturing facilities in Pennsauken, Bridgeport and Bellmawr, New Jersey; Scranton and Hatfield, Pennsylvania; Carrollton, Texas; Atlanta, Georgia and Vernon (Los Angeles), California.

     (1) MINUTE MAID is a registered trademark of The Coca-Cola Company.

     (2) BARQ'S is a registered trademark of Barq's Inc.


     CONTACT: J & J Snack Foods Corp.
              Dennis Moore, 856-665-9533